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        EXHIBIT 12:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
        --------------------------------------------------------------


                                                Three Periods   Three Periods
                                                    Ended          Ended                        Year Ended December 31,
                                                   3/23/96        3/25/95         1995       1994        1993      1992       1991
                                                   -------        -------         ----       ----        ----      ----       ----
                                                                               (Dollars in Millions)

Income from continuing operations
  before income taxes                           $    16.9      $    35.2     $  162.1   $  171.5   $   161.7   $  150.2   $   110.9

Interest expense                                      2.8            1.1          9.2       --          --         --          --

Interest portion of rental expense                    1.7            1.7          7.5        4.6         3.5        2.6         3.5

Amortization of previously capitalized interest       0.1           --            0.1       --          --         --          --

Less interest capitalized during the period          (0.9)          (0.7)        (5.4)      --          --         --          --
                                                ---------      ---------     --------   --------   ---------   --------   ---------

        Earnings as Adjusted                    $    20.6      $    37.3     $  173.5   $  176.1   $   165.2   $  152.8   $   114.4
                                                =========      =========     ========   ========   =========   ========   =========



Interest expense                                $     2.8      $     1.1     $    9.2   $   --     $    --     $   --     $    --

Interest portion of rental expense                    1.7            1.7          7.5        4.6         3.5        2.6         3.5
                                                ---------      ---------     --------   --------   ---------   --------   ---------
        Fixed Charges                           $     4.5      $     2.8     $   16.7   $    4.6   $     3.5   $    2.6   $     3.5
                                                =========      =========     ========   ========   =========   ========   =========



        Ratio of Earnings to
                Fixed Charges                        4.58          13.32        10.39      38.28       47.20      58.77       32.69
                                                =========      =========     ========   ========   =========   ========   =========




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